As filed with the Securities and Exchange Commission on April 11, 1997

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ROWAN COMPANIES, INC
             (Exact name of registrant as specified in its charter)

         Delaware                                          75-0759420
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification Number)

                               5450 Transco Tower
                             2800 Post Oak Boulevard
                            Houston, Texas 77056-6196
          (Address, including zip code, of Principal Executive Offices)

                                LETOURNEAU, INC.
                           SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                                  C. R. Palmer
                               5450 Transco Tower
                             2800 Post Oak Boulevard
                            Houston, Texas 77056-6196
                                 (713) 621-7800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities to participants in the LeTourneau, Inc. Savings and Investment Plan will be effected pursuant to purchases in the open market.

                         CALCULATION OF REGISTRATION FEE


======================================================================================================================
                                                                                          Proposed
                                                                        Proposed          Maximum
                                                      Amount             Maximum         Aggregate         Amount of
                                                       to be         Offering Price       Offering        Registration
      Title of Securities to be Registered        registered (1)      Per Share (2)      Price (2)            Fee
======================================================================================================================

Common  Stock,  $.125 Par Value Per Share(3)       150,000 Shares       $21.25           $3,187,500         $965.91
----------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares of Common Stock, par value $.125 per share, of the Registrant as may be issuable as a result of anti-dilution of, and such indeterminate amount of interests to be offered or sold pursuant to, the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on April 10, 1997 as reported in the Wall Street Journal on April 11, 1997.
(3)       Each share of Common  Stock  includes  one  Preferred  Stock  Purchase
          Right.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference hereto pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Rowan Companies, Inc. (the "Company") hereby incorporates into this Prospectus by reference the following documents filed with the Commission (File No. 1-5491) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"): (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K"); (ii) the description of the Company's common stock, $.125 par value (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, as amended, relating thereto and
(iii) the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, relating thereto.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The  information   required  by  Item  4  is  not  applicable  to  this
Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation and Bylaws contain provisions permitted by the Delaware General Corporation Law (under which the Company is organized) which, in general terms, provide that directors and officers will be indemnified by the Company, to the full extent authorized or permitted by law, for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of the Company. In addition, the Company's Restated Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law which limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty of care.

         The Company maintains directors' and officers' liability insurance. Subject to stated conditions, the policy insures the directors and officers of the Company against liability arising out of actions taken in their official capacities. The policy will pay on behalf of the directors and officers for those losses for which they are held personally liable and not indemnified by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The  information   required  by  Item  7  is  not  applicable  to  this
Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number                                   Description


4.1 Restated Certificate of Incorporation of the Company, dated February 17, 1984, incorporated by reference to Exhibit 3a to the Company's Form 10-K for the fiscal year ended December 31, 1983 (File No. 1-5491); Exhibit 4.2 to the Company's Registration Statement on Form S-3 (Registration No. 33-13544) and Exhibits 4a, 4b, 4c, 4d and 4e to the Company's Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-5491).

4.2 Bylaws of the Company, as amended, dated August 30, 1996, incorporated by reference to Exhibit 3 to the Company's Form 10-Q for the quarter ended September 30, 1996 (File No. 1-5491).

4.3 Rights Agreement, as amended, as of February 25, 1992, between the Company and Citibank, N.A. as Rights Agent, incorporated by reference to Exhibit 4g to the Company's Form 10-K for the fiscal year ended December 31, 1994 (File No. 1-5491).

5.2 Internal Revenue Service Determination Letter dated June 12, 1995 for the LeTourneau, Inc. Savings and Investment Plan (filed herewith electronically).

23.1      Consent of Deloitte & Touche LLP (filed herewith electronically).

24        Powers of Attorney (included in the signature pages in this Part II).

         In connection herewith, the Registrant undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to continue qualification of the Plan.

ITEM  9.          UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i)       To include  any  prospectus  required by
                                        Section 10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                              Provided,  however,  that paragraphs (a)(1)(i) and
                              (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, Rowan Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 11, 1997.

                              ROWAN COMPANIES, INC.
                              (Registrant)

                               By:/s/ C.R. PALMER
                                  C. R. Palmer,
                                  Chairman of the Board, President
                                  and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of ROWAN COMPANIES, INC. (the "Company") hereby constitutes and appoints C.R. Palmer and E.E. Thiele, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                      Title                                  Date

              /s/ C. R. PALMER             Chairman of the Board, President, Chief               April 11, 1997
              C. R. Palmer                 Executive Officer and Director

              /s/E. E. THIELE              Senior Vice President, Finance, Administration        April 11, 1997
              E. E. Thiele                 and Treasurer (Principal Financial Officer)

              /s/ WILLIAM H. WELLS         Controller, (Principal Accounting Officer)            April 11, 1997
              William H. Wells

              /s/Ralph E. Bailey           Director                                              April 11, 1997
              Ralph E. Bailey

              /s/HENRY O. BOSWELL          Director                                              April 11, 1997
              Henry O. Boswell

              /s/H. E. LENTZ               Director                                              April 11, 1997
              H. E. Lentz





           /s/ COLIN B. MOYNIHAN            Director                                              April 11, 1997
           Hon. Colin B. Moynihan

           /s/ WILFRED P. SCHMOE            Director                                              April 11, 1997
           Wilfred P. Schmoe

           /s/  CHARLES P. SIESS, JR.        Director                                              April 11, 1997
           Charles P. Siess, Jr.

           /s/ PETER SIMONIS                Director                                              April 11, 1997
           Peter Simonis

           /s/  C. W. YEARGAIN              Director                                              April 11, 1997
           C. W. Yeargain




                                    THE PLAN


      Pursuant to the requirements of the Securities Act of 1933, the members of the LeTourneau, Inc. Savings and Investment Plan Administrative Committee, functioning as the Plan Administrator of the LeTourneau, Inc. Savings and Investment Plan, have duly caused the Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 11, 1997.


                                  LETOURNEAU, INC. SAVINGS AND INVESTMENT PLAN

                                  /s/ CHARLES H. BELLATI
                                  Charles H. Bellati

                                  /s/ JACK W. MCELROY
                                  Jack W. McElroy

                                  /s/ S. MARIA NARISI
                                  S. Maria Narisi

                                  /s/ E. E. THIELE
                                  E. E. Thiele

                                  EXHIBIT INDEX


Exhibit
Number


4.1 Restated Certificate of Incorporation of the Company, dated February 17, 1984, incorporated by reference to Exhibit 3a to the Company's Form 10-K for the fiscal year ended December 31, 1983 (File No. 1-5491); Exhibit 4.2 to the Company's Registration Statement on Form S-3 (Registration No. 33-13544) and Exhibits 4a, 4b, 4c, 4d and 4e to the Company's Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-5491).

4.2 Bylaws of the Company, as amended, dated August 30, 1996, incorporated by reference to Exhibit 3 to the Company's Form 10-Q for the quarter ended September 30, 1996 (File No. 1-5491).

4.3 Rights Agreement, as amended, as of February 25, 1992, between the Company and Citibank, N.A. as Rights Agent, incorporated by reference to Exhibit 4g to the Company's Form 10-K for the fiscal year ended December 31, 1994 (File No. 1-5491).

5.2 Internal Revenue Service Determination Letter dated June 12, 1995 for the LeTourneau, Inc. Savings and Investment Plan (filed herewith electronically).

23.1      Consent of Deloitte & Touche LLP (filed herewith electronically).

24        Powers of Attorney (included in the signature pages in this Part II).